Exhibit 10.1
May 5, 2020

Hand Delivered and Email

New Relic, Inc.
188 Spear Street, 10th Floor
San Francisco, CA 94105

Re: Lease, dated as of July 13, 2012, as amended (the “Lease”), between 188 Spear Street LLC, a Delaware limited liability company (“Landlord”) and New Relic, Inc., a Delaware corporation (“Tenant”) for premises in the building located at 188 Spear Street, San Francisco, California.

Gentlemen or Ladies:

Reference is hereby made to the Fourth Amendment to Lease, dated as of November 1, 2017 (the “Fourth Amendment”). This letter is to confirm the agreement of Landlord and Tenant that the second sentence of Paragraph 4 of the Fourth Amendment is deleted and replaced with the following:

“Commencing on August 1, 2020, and continuing throughout the New Term, the Base Year shall be modified to be the 2020 calendar year and the Base Tax Year shall be modified to be the 2020 calendar year. Tenant’s Share shall remain 35.68%”

Except as expressly provided above, the existing terms of the Lease remain in full force and effect.

Please confirm your agreement with the above by signing the enclosed duplicate copy of this letter and returning it to the undersigned. This agreement may be signed via DocuSign or other electronic means approved by Landlord and Tenant.

Very truly yours,

188 SPEAR STREET LLC,
a Delaware limited liability company

By:	Shorenstein Realty Services, LP,
a Delaware limited partnership, manager

By	/s/ Jed Brush
Name	Jed Brush
Title	Vice President

(signatures continued on next page)

The undersigned agrees to the modification above:

NEW RELIC, INC., a
Delaware corporation

By	/s/ Angel Zhao
Name	Angel Zhao
Title	CAO

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